SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


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                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

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                         Date of Report: March 22, 2002
                        (Date of earliest event reported)


                                  OWENS CORNING
             (Exact Name of Registrant as Specified in its Charter)

               Delaware                    1-3660              34-4323452
     (State or Other Jurisdiction        (Commission          (IRS Employer
           of Incorporation)            File Number)       Identification No.)



                            One Owens Corning Parkway
                               Toledo, Ohio 43659
                    (Address of Principal Executive Offices)


                                 (419) 248-8000
              (Registrant's telephone number, including area code)



                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)



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Item 4.          Changes in Registrant's Certifying Accountant.

                  On March 22, 2002, Owens Corning (the "Company") determined to engage PricewaterhouseCoopers LLP as the Company's independent public accountants for the 2002 fiscal year, replacing Arthur Andersen LLP ("Andersen"), which served as the Company's independent public accountants for the 2001 fiscal year. The determination was made following an extensive evaluation process that considered proposals from the foregoing firms plus other major audit firms. The change in independent public accountants was approved by the Executive Committee of the Company's Board of Directors (pursuant to delegation of authority from the Board of Directors), upon the recommendation of the Audit Committee of the Board of Directors. It is expected that the Board of Directors will ratify the determination at its next meeting. In making its determination, the Executive Committee commended Andersen for its many years of service to the Company and noted its high regard for the professionalism of the Andersen personnel that had worked with the Company.

                  The audit reports issued by Andersen on the consolidated financial statements of the Company as of and for the fiscal years ended December 31, 2000 and December 31, 2001 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles, except that each of the audit reports includes the following explanatory paragraph:

         "The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company voluntarily filed for Chapter 11 bankruptcy protection on October 5, 2000. This action, which was taken primarily as a result of asbestos litigation as discussed in Note 19 to the consolidated financial statements, raises substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty."

                  During the fiscal years ended December 31, 2000 and December 31, 2001, and during the subsequent interim period through March 22, 2002, there were no disagreements between the Company and Andersen on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to Andersen's satisfaction, would have caused Andersen to make reference to the subject matter of the disagreement in connection with its reports on the Company's consolidated financial statements for such periods.

                  None of the reportable events described in Item 304(a)(1)(v) of Regulation S-K occurred during the Company's two most recent fiscal years ended December 31, 2001, or during the subsequent interim period through March 22, 2002.

                  The Company provided Andersen with a copy of the foregoing disclosures and a letter from Andersen confirming its agreement with these disclosures is attached to this report as Exhibit 16.

                  During the fiscal years ended December 31, 2000 and December 31, 2001, and during the subsequent interim period through March 22, 2002, the Company did not consult with PricewaterhouseCoopers LLP with respect to the application of accounting principles to a specified transaction or regarding any of the other matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

Item 7.          Financial Statements, Pro Forma Financial Information and
                 Exhibits.

(c)  Exhibits.

Exhibit Number   Description
--------------   -----------

16 Letter from Arthur Andersen LLP regarding change in certifying accountant.

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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                     OWENS CORNING


Date:    March 27, 2002             By:  /s/  Charles E. Dana
                                        _______________________________
                                         Name:  Charles E. Dana
                                        Title:  Vice President - Corporate
                                                Controller and Global Sourcing


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                                  EXHIBIT INDEX

Exhibit Number   Description
--------------   -----------

16 Letter from Arthur Andersen LLP regarding change in certifying accountant (filed herewith).